UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 9, 2004

(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	000-25331	91-1788300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 The Embarcadero, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 541-2500

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.

On September 9, 2004, Critical Path, Inc. (the “Company”) received written notification from Nasdaq that the bid price of its common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Marketplace Rule 4450(b)(4) (the “Rule”). Pursuant to Nasdaq Marketplace Rule 4450(e)(2), the Company has been provided an initial period of 180 calendar days, or until March 8, 2005, to regain compliance. Generally, if at any time before that date the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, subject to certain exceptions, Nasdaq will notify the Company in writing that it is in compliance with the Rule.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL PATH, INC.

Date: September 10, 2004	By	/s/ Michael J. Zukerman
	Name:	Michael J. Zukerman
	Title:	Executive Vice President and General Counsel

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